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                                                      Exhibit 23.4

                  CONSENT OF JOINT INDEPENDENT ACCOUNTANTS


The Board of Directors
Pharmacia AB

      We consent to the incorporation by reference in the registration statement of Pharmacia & Upjohn, Inc. on Form S-8 of our report dated March 20, 1995, on our audits of the consolidated balance sheets of Pharmacia AB and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1994 which report appears in the December 31, 1994, annual report on Form 20-F of Pharmacia AB.



/s/  HANS KARLSSON                        /s/  GORAN TIDSTROM
Hans Karlsson                             Goran Tidstrom
Authorized Public Accountant              Authorized Public Accountant
KPMG Bohlins AB                           Ohrlings Coopers & Lybrand AB
Member of KPMG International              Member of Coopers & Lybrand
                                            International




Stockholm, Sweden
October 27, 1995